                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 AMENDMENT NO. 2
                                       TO
                                 SCHEDULE 14D-1

           Tender Offer Statement Pursuant to Rule 14(d)(1) Under The
                         Securities Exchange Act of 1934


                 COMPANIA BOLIVIANA de ENERGIA ELECTRICA S.A. -
                         BOLIVIAN POWER COMPANY LIMITED
--------------------------------------------------------------------------------
                            (Name of Subject Company)

                             Tosli Acquisition B.V.
                             Tosli Investments N.V.
                                NRG Energy, Inc.
                             Nordic Power Invest AB
                                  Vattenfall AB
--------------------------------------------------------------------------------
                                    (Bidders)

                   Common Shares, without nominal or par value
--------------------------------------------------------------------------------
                         (Title of Class of Securities)

                                   204425 102
--------------------------------------------------------------------------------
                      (CUSIP Number of Class of Securities)

                                David H. Peterson
                 Compania Boliviana de Energia Electrica S.A. -
                         Bolivian Power Company Limited
                       Obrajes, Ave. Hernando Siles #5635
                              Entre Calles 10 y 11
                                 La Paz, Bolivia
--------------------------------------------------------------------------------
            (Name, Address and Telephone Number of Person Authorized to Receive Notices and Communications on Behalf of Bidders)

                                 with a copy to:
                                Frank Voigt, Esq.
                              Dorsey & Whitney LLP
                             Pillsbury Center South
                             220 South Sixth Street
                          Minneapolis, Minnesota 55402
                                 (612) 340-2781

                            CALCULATION OF FILING FEE


================================================================================
      Transaction Valuation*                          Amount of Filing Fee**
================================================================================
           $84,051,500                                       $16,810
================================================================================

* For purposes of calculating the filing fee only. Assumes the purchase of 4,202,575 common shares (the "Shares") at a purchase price of U.S. $20.00 net per Share in cash. Such number of Shares represents all the Shares outstanding as of August 11, 1999.

** The amount of the filing fee, calculated in accordance with Rule 0-11(d) under the Securities Exchange Act of 1934, as amended, equals 1/50th of one percent of the aggregate cash offered by the bidder.

/X/ Check box if any part of the fee is offset as provided by Rule 0-11(a)(2) and identify the filing with which the offsetting fee was previously paid. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

Amount Previously Paid: $16,810           Filing Parties: Tosli Acquisition B.V.
                                                          Tosli Investments N.V.
                                                                NRG Energy, Inc.
                                                          Nordic Power Invest AB
                                                                   Vattenfall AB

Form or Registration No.: Schedule 13E-3             Date Filed: August 26, 1999









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


                                  TENDER OFFER

     This Amendment No. 2 dated November 9, 1999 to the Tender Offer Statement on Schedule 14D-1 (this "Statement") dated August 26, 1999 (the "Schedule 14D-1) relates to the offer by Tosli Acquisition B.V., a Netherlands private limited liability company and a wholly-owned subsidiary of Tosli Investments N.V., a Netherlands public limited liability company that is equally owned, through subsidiaries, by NRG Energy, Inc., a Delaware corporation and a wholly-owned subsidiary of Northern States Power Company, a Minnesota corporation, and Nordic Power Invest AB, a Swedish corporation and a wholly-owned subsidiary of Vattenfall AB, a Swedish corporation that is wholly-owned by the State of Sweden, to purchase all of the outstanding common shares (the "Shares"), without nominal or par value, of Compania Boliviana de Energia Electrica S.A. - Bolivian Power Company Limited, a Nova Scotia corporation (the "Company"), at a purchase price of U.S. $20.00 per Share, net to the seller in cash, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated August 26, 1999, and in the related Letter of Transmittal, which, as amended from time to time, together constitute the "Offer," and the Supplement to the Offer to Purchase, dated October 26, 1999.

ITEM 6.  INTEREST IN SECURITIES OF THE SUBJECT COMPANY.

         (a)-(b) Item 6 is hereby amended and supplemented by addition of the following information thereto:

         At 12:00 Midnight, New York City time on November 8, 1999, the Offer expired. A total of approximately 89,566 Shares (including Shares tendered by guaranteed delivery) were tendered and accepted for payment, representing approximately 2.13 percent of the Shares. The Company, whose shares are not listed on a national securities exchange and whose shares are currently registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), intends to terminate such registration. Registration of the Shares under the Exchange Act may be terminated upon application of the Company to the Securities and Exchange Commission, if there are fewer than 300 record holders of the Shares. Based on a preliminary count from the Depositary for the tender offer, U.S. Bank Trust National Association, as of the time of the expiration of the Offer, the estimated number of record holders, after taking into account the Shares tendered and accepted pursuant to the tender offer, is approximately 265.

ITEM 10. ADDITIONAL INFORMATION.

         Item 10 is hereby amended and supplemented by addition of the following information thereto:

         A copy of the Company's press release announcing the successful completion of the Offer is filed as Exhibit (a)(12) to the Schedule 14D-1 and is incorporated herein by reference.

ITEM 11. MATERIAL TO BE FILED AS EXHIBITS.

(a)(12)  Press Release issued by the Company, dated November 9, 1999.*

*        Filed herewith.








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



                                   SIGNATURES


After due inquiry and to the best of my knowledge and belief, I certify that the information set forth in this statement is true, complete and correct.


Dated: November 9, 1999             Tosli Acquisition B.V.


                                    By: /s/ Valorie A. Knudsen
                                       -----------------------------------------
                                       Valorie A. Knudsen
                                       Director of Tosli Investments N.V.

                                    And By: /s/ Gunnar Vallin
                                           -------------------------------------
                                      Gunnar Vallin
                                      Director of Tosli Investments N.V.


                                    Tosli Investments N.V.


                                    By: /s/ Valorie A. Knudsen
                                       -----------------------------------------
                                       Valorie A. Knudsen
                                       Director

                                    And By: /s/ Gunnar Vallin
                                       -----------------------------------------
                                       Gunnar Vallin
                                       Director


                                    NRG Energy, Inc.


                                    By: /s/ Valorie A. Knudsen
                                       -----------------------------------------
                                       Valorie A. Knudsen
                                       Vice President, Corporate Strategy and
                                       Emerging Markets



                                    Nordic Power Invest AB

                                    By: /s/ Gunnar Vallin
                                       -----------------------------------------
                                       Gunnar Vallin
                                       President

                                    Vattenfall AB


                                    By: /s/ Gunnar Vallin
                                       -----------------------------------------
                                       Gunnar Vallin
                                       Senior Vice President









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


                                  EXHIBIT INDEX

(a)(12)  Press Release issued by the Company, dated November 9, 1999.*

*        Filed herewith.


























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